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                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         May 22, 1996
                                                  -------------------------

                                  HUNTCO INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


     Missouri                       1-13600                    43-1643751
- - -----------------           ----------------------          --------------
 (State or other           (Commission File Number)          (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)



14323 S. Outer Forty, Suite 600N, Town & Country, Missouri          63017
- - ----------------------------------------------------------        ---------
      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code       (314) 878-0155
                                                  ---------------------------


                                Not applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item  5.     Other Events

     Huntco Inc. (the "Company") issued a news release on May 22, 1996, with respect to its release of earnings for its fourth quarter and year ended April 30, 1996, which news release includes forward-looking data. This news release is incorporated herein by reference to Exhibit 99 attached hereto.

     Achievement of the projections contained in the news release is dependent upon numerous factors, circumstances and contingencies, certain of which are beyond the control of the Company. Set forth herein is a further elaboration of the principal factors and risks which the Company considers to be the most likely to cause actual results to differ materially from the projections included in the above-mentioned news release:


     Impact of changing steel prices on the Company's results of operations
     ----------------------------------------------------------------------

      As evidenced by the unfavorable impact on net income in fiscal 1996, the Company's financial results can be significantly impacted by changing steel prices. The Company's principal raw material is flat rolled carbon steel coils. The steel industry is highly cyclical in nature and prices for the Company's raw materials are influenced by numerous factors beyond the control of the Company, including general economic conditions, competition, labor costs, import duties and other trade restrictions and currency exchange rates. Changing steel prices may cause the Company's results of operations to fluctuate significantly.

     To respond promptly to customer orders for its products, the Company maintains a substantial inventory of steel coils in stock and on order. The Company's commitments for steel purchases are generally at prevailing market prices in effect at the time the Company places its orders. The Company has no long-term, fixed-price steel purchase contracts. The Company generally does not enter into fixed-price sales contracts with its steel processing customers with terms longer than three months.

     As steel producers change the effective selling price for the Company's raw materials, competitive conditions will influence the amount of the change, if any, in the Company's prices to its customers. Changing steel prices could therefore affect the Company's net sales and net income, particularly as it liquidates its inventory position. The Company believes that a major portion of the effect of a steel price change on net income is likely to be experienced within three months of the effective date of the change. When a series of changes in steel prices occurs, the period in which net income may be affected can extend beyond a three month period of time. Accordingly, the Company believes that comparisons of its quarterly results of operations are not necessarily meaningful in periods of changing steel prices.

     Steel prices charged by the primary producers of steel coils have been extremely volatile over the previous twelve months and conditions exist which could cause this volatility to continue throughout the Company's 1997 fiscal year. While the Company believes that the circumstances leading to the significant decline in net income in the first two quarters of the 1996 fiscal year, which decline was primarily caused by changing steel prices, are unlikely to be repeated in fiscal 1997, no assurance can be given that volatility in steel prices will not again negatively impact the Company's results of operations and net income.



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     Cyclicality of demand for Company products
     ------------------------------------------

     Many of the Company's steel processing products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices or other matters beyond the control of the Company. The Company has increased the level of tons of steel sold and processed in each of its last five fiscal years. However, no assurance can be given that the Company will be able to increase or maintain its level of tons shipped, especially in periods of economic stagnation or downturn. The expected increase in tons processed and shipped assumes that the Company is able to maintain the base volume of tons processed and shipped in the 1996 fiscal year. This assumption is based upon the Company's experience, the most relevant experience being over the previous five years, and an assumption that economic conditions in the Company's primary market areas will reflect a stable, slow-growth environment. There can be no assurance, however, that economic conditions will continue to reflect a stable, slow-growth environment or that other circumstances will not occur leading to an economic stagnation or downturn.

     Continued internal expansion involving new processes and markets
     ----------------------------------------------------------------

     Notwithstanding the fact that the growth in the Company's net sales over the previous five fiscal years has resulted from increasing levels of tons processed and sold, with such increases in tonnage primarily occurring at newly constructed facilities, there can be no assurance that the Company will be successful in the start-up of its new facility in Gallatin, Kentucky, or in the continued development and expansion of its cold rolling operations at its Blytheville, Arkansas facility, or that these expansions will proceed as quickly as the Company anticipates. Successful development of these projects requires the Company to develop new customers, in new market territories and absolute assurance cannot be given that this will occur on the timetable which the Company expects, if ever.

     In addition, the market areas covered by the new Gallatin, Kentucky facility, the opening of the new stamping plant in Blytheville, Arkansas, and the continued maturation of the Company's cold rolling operations will cause the Company to face new competition.

     Gross profit on cold rolled products
     ------------------------------------

     The Company expects that the per ton cost of operating its cold rolling operation will continue to decline as the 1997 fiscal year progresses. The Company also expects relative per ton selling values to increase as the Company develops its relationship as a supplier with its new customers for cold rolled products, and as more of the cold rolled tonnage sold by the Company receives further processing (e.g., via slitting or blanking) before sale. If these trends in per ton costs and selling prices develop as the Company anticipates, gross profit on cold rolled sales could become additive to the Company's overall gross profit percentage during the second quarter of fiscal 1997. However, competitive conditions could delay the anticipated increases in relative selling values for cold rolled products, as could rapidly changing steel prices. The per ton costs incurred by the Company in producing and processing cold rolled coils can be impacted by numerous factors including volume levels, operator efficiency, utility costs and scrap percentages.


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     Competition
     -----------

     The principal markets served by the Company are highly competitive. The Company has different competitors within each of its product lines. Competition is based principally on price, service, production and delivery scheduling.

     Interest rates
     --------------

     Borrowings under the Company's revolving credit agreement are at interest rates which float generally with the prime rate or with LIBOR. The level of interest expense incurred by the Company under the revolving credit agreement will therefore fluctuate in line with changes in these rates of interest and based upon outstanding borrowings under the revolving credit agreement.

     Income taxes
     ------------

     The Company has estimated its effective federal income tax rate based upon statutory rates in effect in the United States at the beginning of the 1997 fiscal year. State income taxes are estimated based upon the statutory rates in effect in the states in which the Company conducts its operations and earns taxable income.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTCO  INC.



By:       /s/ Robert J. Marischen
    -------------------------------------
    Robert J. Marischen,
     Vice Chairman & Chief Financial Officer

Date:      May 22, 1996

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                                 EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K:

 Exhibit No.                      Description
 -----------           ---------------------------------

     99                   News release of May 22, 1996